Exhibit 99.1

COMPANY SkyPeople Fruit Juice, Inc. Mr. Xin Ma, CFO Tel: China + 86 - 29-8837-7161 Email: oliver.x.ma@skypeoplefruitjuice.com Web: http://www.skypeoplefruitjuice.com	INVESTOR RELATIONS David Rudnick , Account Manager CCG Investor Relations Tel: US +1- 646 - 626-4172 Email: david.rudnick@ccgir.com Web: http://www.ccgir.com

SkyPeople Fruit Juice, Inc. Appoints Mr. Xin Ma
as Chief Financial Officer

XI'AN, China , May 2, 2012 /PRNewswire-Asia-FirstCall/ -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU - News) (“SkyPeople” or “the Company”), a producer of fruit juice concentrates, fruit beverages and other fruit-related products, today announced that its Board of Directors has approved the appointment of Mr. Xin Ma as the Company’s new Chief Financial Officer, effective April 30, 2012, replacing Ms. Cunxia Xie, who resigned from the Chief Financial Officer position for personal reasons, effective April 30, 2012 as well.

“We are pleased to add Mr. Ma to our leadership team. We believe his experience with the U.S. publicly traded Chinese companies is a great fit to our needs,” said Mr. Yongke Xue, SkyPeople’s CEO. " Mr. Ma brings very strong skill set and extensive experiences in U.S. GAAP accounting, finance, capital markets, as well as managerial experience. We look forward to Mr. Ma playing an important role in helping us drive sustainable business results and create long-term value for our shareholders.”

Mr. Ma, 35, joined SkyPeople in December 2011 and had previously served as the Company’s Vice President, Finance, responsible for the financial and accounting management of the Company. From March 2011 to December 2011, Mr. Ma served as the Chief Financial Officer of Universal Solar Technology, Inc., a U.S. reporting company based in China. From January 2006 to March 2011, Mr. Ma served as the Vice President of Kiwa Bio-Tech Products Group Corporation, a U.S. reporting company based in China. Mr. Ma received a MSc. in Management in 2005 and a MSc. in Finance in 2006 from the University of Leicester in England. There is no family relationship between Mr. Ma and any of the Company’s directors and officers.

Ms. Cunxia Xie's resignation is not in connection with any disagreement with the Company regarding financial, accounting, or other practices.

About SkyPeople Fruit Juice, Inc.

SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd. (“Pacific”), a Vanuatu company, holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. (“SkyPeople (China)”). SkyPeople (China) is engaged in the production and sales of fruit juice concentrates, fruit beverages, and other fruit related products in the PRC and overseas markets. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brands, “Hedetang” and “SkyPeople”, which are registered trademarks in the PRC, are positioned as high quality, healthy and nutritious end-use juice beverages. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 and otherwise in our SEC reports and filings, including the final prospectus for our offering. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.